UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2012

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 855-2600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

TRW Automotive Holdings Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders on May 15, 2012. Matters submitted to a vote of the stockholders at that meeting and the final voting results were as follows:

1.	Election of Directors. The four directors identified below were elected to serve as Class II directors for a three-year term expiring at the 2015 annual stockholders’ meeting. Voting results were as follows:

	For	Withheld	Broker Nonvotes
James F. Albaugh	44,242,818	62,625,376	6,894,679
Robert L. Friedman	96,194,614	10,673,580	6,894,679
J. Michael Losh	86,535,502	20,332,692	6,894,679
David S. Taylor	104,465,660	2,402,534	6,894,679

2.	Ratification of the Selection of Independent Public Accountants. The selection of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for 2012 was ratified. Voting results were as follows:

For	Against	Abstain	Broker Nonvotes
105,201,824	8,392,467	168,582	0

3.	Advisory Vote on Executive Compensation. The compensation of the Company’s named executive officers as disclosed in the proxy statement was approved on an advisory basis. Voting results were as follows:

For	Against	Abstain	Broker Nonvotes
103,465,043	2,875,353	527,798	6,894,679

4.	Vote on the 2012 Stock Incentive Plan. Stockholders approved the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan. Voting results were as follows:

For	Against	Abstain	Broker Nonvotes
101,632,452	5,055,294	180,448	6,894,679

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: May 18, 2012	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

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